EXHIBIT 1.1

SELLING AGENT AGREEMENT

August , 2017

Alexander Capital L.P. As the “Selling Agent” 17 State Street | 5th Floor New York, NY 10004

Ladies and Gentlemen:

McGraw Conglomerate Corporation, a corporation organized and existing under the laws of State of Delaware (the “Company”), proposes to issue and sell to the purchasers, pursuant to the terms and conditions of this Selling Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), up to an aggregate of $15,000,000 in shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company (the “Securities”). The Company hereby confirms its agreement with Alexander Capital L.P. (the “Selling Agent”) to act as Selling Agent in accordance with the terms and conditions hereof.

The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering.”

1. Offering  Statement and Offering Circul

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an Offering Statement (as defined below) on Form 1-A (File No. 024-10657) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such Offering Statement (including post-effective amendments) as may have been required to the date of this Agreement and a preliminary offering circular supplement under the Securities Act.. Such Offering Statement, as amended (including any post-effective amendments), has been declared effective by the Commission. The aforementioned offering statement, including amendments thereto (including any post-effective amendments thereto) at the time of effectiveness thereof (the “Effective Date”), the exhibits and any schedules thereto at the Effective Date or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Date or thereafter during the period of effectiveness, is herein called the “Offering Statement.” If the Company has filed or files an abbreviated offering statement pursuant to Regulation A under the Securities Act (the Amended Offering Statement”), then any reference herein to the term Offering Statement shall include such Amended Offering Statement.

The Company is filing with the Commission pursuant to Regulation A under the Securities Act a final offering circular supplement relating to the Securities to a form of offering circular included in the Offering Statement. The form of offering circular included in the Offering Statement at the time it was declared effective, as it may have been amended, modified or supplemented and filed with the Commission after such effective date and prior to the date hereof pursuant to Regulation A, is hereinafter called the “Base Offering Circular ,” [Why include Prospectus since a Reg A?] and such final offering circular, as filed, along with the Base Offering Circular, is hereinafter called the “Final Offering Circular.” Such Final Offering Circular and any preliminary offering circular supplement relating to the Securities in the form in which they shall be filed with the Commission pursuant to Regulation A under the Securities Act (including the Base Offering Circular as so supplemented) is hereinafter called the “Offering Circular.”

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For purposes of this Agreement, all references to the Offering Statement, the Amended Offering Statement, the Base Offering Circular, the Final Offering Circular, the Offering Circular or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system. All references to an Offering Circular shall include all documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the associated Rules and Regulations. All references in this Agreement to amendments or supplements to the Offering Statement, the Amended Offering Statement, the Base Offering Circular, the Final Offering Circular or the Offering Circular shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Selling Agent.

Section 2.1 Appointment of Selling Agent.

(a) The Company hereby authorizes the Selling Agent to act as its non-exclusive agent to solicit offers on a best efforts basis for the purchase of all or part of the Securities from the Company in connection with the proposed Offering of the Securities. Until the Closing Date (as defined in Section 2.3 hereof) or earlier upon termination of this Agreement pursuant to Section 8.2, the Company shall not, without the prior written consent of the Selling Agent, solicit or accept offers to purchase the Securities otherwise than through the Selling Agent.

(b) The Company hereby acknowledges that the Selling Agent has agreed, as agent of the Company, to use its reasonable and best efforts to solicit offers to purchase the Securities from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Selling Agent shall use reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Securities has been solicited by the Selling Agent and accepted by the Company, but the Selling Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Selling Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Selling Agent shall act solely as the Company’s agent and not as principal.

(c) Subject to the provisions of this Section 2, offers for the purchase of the Securities may be solicited by the Selling Agent as agent for the Company at such times and in such amounts as the Selling Agent deems advisable. The Selling Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Selling Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

Section 2.2 Share Payment and Compensation.

(a) The Securities are being sold to the Purchasers at the following initial public offering price: $6.00 per Share. The purchases of Securities by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the Purchasers and the Company.

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(b) As compensation for services rendered, on the Closing Date (as defined in Section 2.3 hereof), the Company shall pay to the Selling Agent by wire transfer of immediately available funds to an account or accounts designated by the Selling Agent, a cash fee (the “Cash Fee”) in an aggregate amount equal to:

(i) eight percent (8%) of the gross proceeds received by the Company from the sale of the Securities on such Closing Date(s) on subscriptions raised by the Selling Agent on its platform (whether by the Selling Agent or additional Selling Agents as described below). The Selling Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Selling Fee. The Selling Fee shall be contingent upon the successful completion and closing of the Offering.

(ii) for its services as executing broker on subscriptions raised by the Company on its CrowdPay platform, two percent (2%) of the gross proceeds received by the Company from the sale of its Securities on such Closing Date(s) on the Company’s CrowdPay platform.

(c) No Securities which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Selling Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in this Agreement.

(d) The Company agrees that the Selling Agent and Selling Agent’s affiliates shall have a right, but not an obligation, to purchase shares of Common Stock for their own account, and that any such purchase shall not constitute a conflict of interest for purposes of the Selling Agent’s engagement.

2.3 Delivery and Payment. The Securities shall be delivered to such persons, through the facilities of DTC or by delivery of a certificate, as indicated in the Subscription Agreement. Prior to the completion of the purchase and sale of the Securities pursuant to this Agreement and any subscription agreements, each such Purchaser shall deliver by wire transfer of immediately available funds, to an account designated in writing by the Company, an amount equal to the product of (x) the number of Securities such Purchaser has agreed to purchase and (y) the purchase price per Share as set forth in the Subscription Agreements (the “Purchase Price”). On the Closing Date, upon satisfaction or waiver of all of the conditions to Closing, the Company shall cause the Securities to be delivered to the Purchasers through the facilities of DTC or by irrevocably instructing the Transfer Agent (as defined below) to issue certificates representing such Securities. Such date of delivery is hereinafter referred to as the “Closing Date”.

3. Representations and Warranties of the Company. The Company represents and warrants, as of the date hereof and as of the Closing Date (as defined below), to the following:

3.1 Filing of Offering Statement.

3.1.1 Form 1-A. The Company has filed a Form 1-A (File No. 024-10657) under the Securities Act and the Rules and Regulations of the Commission thereunder, and such amendments to such Offering Statement (including post-effective amendments) as may have been required to the date of this Agreement and a preliminary offering circular supplement pursuant to Regulation A under the Securities Act. Such Offering Statement, as amended (including any post-effective amendments), has been declared effective by the Commission. All of the Securities have been registered under the Securities Act pursuant to the Offering Statement or, if any Amended Offering Statement is filed, will be duly registered under the Securities Act with the filing of such Amended Offering Statement. The Offering Statement has been declared effective by the Commission, except for any Amended Offering Statement, which will be effective upon filing.

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3.1.2 No Registration under the Exchange Act and Any Stock Exchange Listing. While the Company intends to register its Common Stock (the “Securities”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such qualification is not expected to be pursued by the Company until its Offering is successful, or nearly so.

3.2 No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Offering Circular or the Offering Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

3.3 Disclosures in Offering Statement.

3.3.1 10b-5 Representation. At the time of effectiveness of the Offering Statement (or at the effective time of any post-effective amendment to the Offering Statement) and at all times subsequent thereto up to the Closing Date, the Offering Statement and the Offering Circular contained or will contain all material statements that are required to be stated therein in accordance with Securities Exchange Act of 1934 (the “Act”) and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. On the Effective Date, the Offering Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the Closing Date, the Offering Circular (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Offering Circular did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 3.3.1 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Selling Agent(s) by the Selling Agent(s) expressly for use in the Offering Statement or Offering Circular or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of (i) the names of the Selling Agents appearing under “Plan of Distribution” and (ii) information under “Electronic Offer, Sale and Distribution of Common Stock” (“Selling Agent Information”).

3.3.2 Disclosure of Agreements. The agreements and documents described in the Offering Statement and the Offering Circular conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Offering Statement or the Offering Circular or to be filed with the Commission as exhibits to the Offering Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Offering Statement or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

3.3.3 Regulations. The disclosures in the Offering Statement and the Offering Circular concerning the effects of Federal, state and local regulation on the Company’s business as currently contemplated fairly summarize, to the Company’s knowledge, such effects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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3.3.4 Issuer Free Writing Offering Circulars. The Company has not made any offer relating to the Securities that would constitute an “issuer free writing offering circular “ (as defined in Rule 433 of the Regulations) or that would otherwise constitute a “free writing offering circular,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under the Regulations.

3.3.5 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Offering Statement and the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.4 Changes after Dates in Offering Statement.

3.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Offering Statement and the Offering Circular, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company (a “Material Adverse Effect”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Offering Statement and the Offering Circular .

3.4.2 Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities (other than shares of Common Stock that may be issued upon conversion of the Company’s outstanding indebtedness) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

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3.5 Independent Accountants. To the knowledge of the Company, Ankit Consulting Services (“Ankit”), whose report is filed with the Commission as part of the Offering Statement and the Offering Circular, are independent registered public accountants as required by the Act and the Regulations. To the knowledge of the Company, Ankit is registered with and in good standing with the PCAOB. Except for the preparation of federal tax returns, Ankit has not, during the periods covered by the financial statements included in the Offering Statement and the Offering Circular, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

3.6 Financial Statements, Statistical Data.

3.6.1 Financial Statements. Excluding any pro forma information and the notes and assumptions thereto, the financial statements, including the notes thereto and supporting schedules, if any, included in the Offering Statement and the Offering Circular fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Offering Statement and the Offering Circular disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Offering Statement and the Offering Circular , (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, except as disclosed in Section 3.4.2; (c) there has not been any change in the capital stock of the Company or any material additional grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

3.6.2 Statistical Data. The statistical, industry-related and market-related data included in the Offering Statement and the Offering Circular are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

3.7 Authorized Capital; Options, etc. The Company had at the date or dates indicated in each of the Offering Statement and the Offering Circular, as the case may be, duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Offering Statement and the Offering Circular, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Other than as disclosed in the Offering Statement and the Offering Circular on the Effective Date and the Closing Date, there will be no material increase in the options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Stock of the Company or any security convertible into Common Stock of the Company, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

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3.8 Valid Issuance of Securities, etc.

3.8.1 Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and, with respect to all issued and outstanding shares of capital stock of the Company, are fully paid and non-assessable; to the Company’s knowledge, the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding securities were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities as an offering made under Tier 2 of Regulation A, exempt from such Blue Sky registration requirements.

3.8.2 Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Offering Statement and the Offering Circular, as the case may be.

3.8.3 No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

3.9 Registration Rights of Third Parties. Except as set forth in the Offering Statement and the Offering Circular or as to which an offering statement has been filed under the Act, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in an offering statement to be filed by the Company.

3.10 Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered by the Company and the other parties thereto, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

3.11 No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

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3.12 No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in material violation of any term or provision of its Certificate of Incorporation, or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

3.13 Corporate Power; Licenses; Consents.

3.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement and the Prospectus (the “Authorization”), except where the absence of the Authorization would not have a Material Adverse Effect. To the knowledge of the Company, the disclosures in the Registration Statement and the Prospectus concerning the effects of foreign, federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

3.14 D&O Questionnaires. To the knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers and 5% and greater shareholders (the “Insiders”) is true and correct in all material respects, and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect. To the extent that information in the Registration Statement and the Prospectus differs from the information provided in a Questionnaire, the information in the Registration Statement and the Prospectus will be deemed to supersede and replace the information in the Questionnaires.

3.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Insider which has not been disclosed in the Registration Statement and the Prospectus. There is no proceeding, inquiry or investigation, other than the listing application of the Company, pending, or, to the Company’s knowledge, threatened against or involving the Company or, to the Company’s knowledge, any Insider.

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3.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect on the assets, business or operations of the Company.

3.17 Transactions Affecting Disclosure to FINRA.

3.17.1 Finder’s Fees. Except as described in the Offering Statement and the Offering Circular , there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Selling Agents’ compensation, as determined by FINRA.

3.17.2 Payments Within 180 Days. Except as described in the Offering Statement and the Offering Circular and the Prospectus and except for payments to the Selling Agent(s) for the Company’s offering registered on Form 1-A ,the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to the knowledge of the Company, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period prior to the initial filing of the Registration Statement, other then, in each case, payments to the Selling Agent(s). Except as described in the Offering Statement and the Offering Circular, no officer, director, or beneficial owner of 5% or more of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of FINRA. For purposes of the meaning of “beneficial owner” as used in this Section, the definition of Rule 13d-3, promulgated by the SEC under the Exchange Act shall apply.

3.17.3 Company Affiliate Membership. Except as described in the Offering Statement and the Offering Circular, to the knowledge of the Company, no Company Affiliate is an owner (of record or beneficially) of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

3.17.4 Subordinated Loans. Except as described in the Offering Statement and the Offering Circular, to the knowledge of the Company, no Company Affiliate has made a subordinated loan to any member of the FINRA.

3.17.5 Use of Proceeds. Except as described in the Offering Statement and the Offering Circular, no proceeds from the sale of the Securities will be paid to any FINRA member or to any persons associated or affiliated with a member of FINRA, except as specifically authorized herein.

3.17.6 No other Options, etc. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential Selling Agent in the Offering or a related person (as defined by FINRA rules) of such a Selling Agent within the 180-day period prior to the date of the Prospectus, other than such issuances to the Selling Agent(s) and issuances in connection with the Company’s offering registered on Form 1-A.

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3.17.7 FINRA Relationship. Except as described in the Offering Statement and the Offering Circular, to the knowledge of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA, other than such issuances to the Selling Agent(s).

3.17.8 FINRA Conflicts. Except as described in the Offering Statement and the Offering Circular, no FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of the FINRA and its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of the FINRA.

3.17.9 Other Arrangements. Except as described in the Offering Statement and the Offering Circular, and except with respect to the Selling Agent(s) in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180- day period prior to the initial filing date of the Offering Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member or, the knowledge of the Company, any person associated with a member (as defined by FINRA rules), any potential Selling Agent(s) in the Offering and any related persons, other than such arrangements with the Selling Agent(s).

3.18 Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is aware of or has taken any action directly or indirectly, that would result in a material violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has conducted its business in compliance in all material respects with the FCPA and instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

3.19 Money Laundering Laws. Neither the Company nor to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any United States or non-United States jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental agency or body involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.20 OFAC. Neither the Company nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

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3.21 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you shall be deemed a representation and warranty by the Company to the Selling Agent(s) as to the matters covered thereby.

3.22 Lock-Up Period. At the Closing Date, each of the Company’s officers and directors and each beneficial owner of the Company’s outstanding Common Stock (or securities convertible into Common Stock at any time) listed on Schedule A (together the “Lock-Up Parties”) will have agreed pursuant to executed Lock-Up Agreements (in the form of Exhibit B) that for a period of one hundred and eighty (180) days from the date of this Agreement (the “Lock-Up Period”) which may be extended under certain circumstances as set forth in the Lock-Up Agreement, such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, without the consent of the Selling Agent, except for the exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable and the exercise of options under an acceptable stock incentive plan. The Selling Agent may consent to an early release from the applicable Lock-Up Period. The Company will cause each of the Lock-Up Parties to deliver to the Selling Agent the agreements of each of the Lock-Up Parties to the foregoing effect prior to the Closing Date.

3.23 Subsidiaries. Except as described in the Offering Statement and the Offering Circular, the Company does not have any significant direct or indirect subsidiary.

3.24 Related Party Transactions. There is no relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Offering Statement and the Offering Circular that is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), credit arrangements, or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

3.25 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth in the Offering Circular. The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. The lone initial member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ.

3.26 Sarbanes-Oxley Compliance.

3.26.1 Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

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3.26.2 Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the provisions of the Sarbanes-Oxley Act of 2002.

3.27 No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

3.28 No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

3.29 Employment Laws Compliance. The Company has not violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.30 Intellectual Property. Except as described in the Registration Statement and the Prospectus, none of the Intellectual Property (defined below) necessary for the conduct of the business of the Company as currently carried on and as contemplated by the Company, as described in the Registration Statement and the Prospectus, are in dispute or are in any conflict with the rights of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all of its Intellectual Property and the licenses and rights with respect to the foregoing, used in the conduct of the business of the Company as currently carried on and contemplated by the Company, as described in the Registration Statement and the Prospectus, without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and (ii) except as provided in the material license agreements filed as exhibits to the Registration Statement, is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property with respect to the use thereof or in connection therewith for the conduct of its business or otherwise. For the purposes of this Section and this Agreement, the term “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all information systems and management procedures, (h) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

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3.31 Trade Secrets, etc. The Company owns or has the right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees.

3.32 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Offering Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Selling Agents, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

4. Covenants of the Company. The Company covenants and agrees as follows:

4.1 Amendments to Registration Statement. The Company will deliver to the Selling Agent(s), prior to filing, any amendment or supplement to the Offering Statement and the Offering Circular proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Selling Agent shall reasonably object in writing.

4.2 Federal Securities Laws.

4.2.1 Compliance. During the time when an Offering Circular is required to be delivered under the Act, the Company will use its reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Offering Circular. If at any time when an Offering Circular relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Selling Agent’s counsel, the Offering Circular, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Offering Circular to comply with the Act, the Company will notify the Selling Agent promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Regulation A. .

4.2.2 Filing of Final Offering Circular. The Company will file the Offering Circular (in form and substance satisfactory to the Selling Agent(s)) with the Commission pursuant to the requirements of Regulation A.

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4.2.3 Exchange Act Registration. For a period of five (5) years from the final Closing on the Offering, the Company will use its commercially reasonable efforts to obtain and maintain, at a minimum, alternative reporting status or registration of the Common Stock under the Exchange Act.

4.2.4 Sarbanes-Oxley Compliance. The Company shall take all actions necessary to maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company, including maintenance of a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.2.5 Issuer Free Writing Offering Circulars. The Company agrees that it will not make any offer relating to the Securities that would constitute an issuer free writing offering circular that would otherwise constitute a “free writing offering circular,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Regulation A.

4.3 Delivery to the Selling Agent(s) of Offering Circulars. The Company will deliver to the Selling Agent(s), without charge, from time to time during the period when the Offering Circular is required to be delivered under the Act or the Exchange Act such number of copies of each Offering Circular as the Selling Agent(s) may reasonably request and, as soon as the Offering Statement or any amendment or supplement thereto becomes effective, deliver to the Selling Agent two original executed Offering Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4 Effectiveness and Events Requiring Notice to the Selling Agent. The Company will use its reasonable commercial efforts to cause the Offering Statement to remain effective with a current offering circular through the Closing Date and will promptly notify the Selling Agent and confirm the notice in writing: (i) of the effectiveness of any amendment to the Offering Statement; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Offering Statement and the Offering Circular ; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Offering Statement and the Offering Circular untrue or that requires the making of any changes in the Offering Statement and the Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

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4.5 Reports to the Selling Agent.

4.5.1 Periodic Reports, etc. For a period of five (5) years from final closing of the Offering, the Company will furnish to the Selling Agent copies of such financial statements and other periodic, alternative and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Selling Agent: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of each Form 8-K prepared and filed by the Company; (iii) a copy of each registration statement filed by the Company under the Act; and (iv) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Selling Agent may from time to time reasonably request. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Selling Agent pursuant to this Section 4.5.1.

4.5.2 Transfer Agent. For a period of five (5) years from the Effective Date, the Company shall retain a transfer and registrar agent reasonably acceptable to the Selling Agent (the “Transfer Agent”).

4.5.3 Due Diligence. The Company shall cooperate with the Selling Agent and furnish to, or cause to be furnished to, Selling Agent any and all information as the Selling Agent deems appropriate and shall make Company management reasonably available to Selling Agent to enable Selling Agent to conduct a due diligence review.

4.6 Payment of General Expenses Related to the Offering.

4.6.1 Accountable Expenses.

(a) The Company hereby agrees to pay on each of the Closing Date, to the extent not paid at the Closing Date, all expenses typically borne by issuers relating to the offering, including the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final offering circular contained therein and amendments thereto, post-effective amendments and supplements thereto and related documents (all in such quantities as the Selling Agent may reasonably require); preparing and printing stock certificates; the costs of any “due diligence” meetings typically borne by issuers; all reasonable and documented fees and expenses for conducting a net road show presentation typically borne by issuers; all filing fees (including SEC filing fees) and communication expenses relating to the registration of the shares offered hereby; the reasonable fees and expenses of preparing of bound volumes in such quantities as the Selling Agent may reasonably request; transfer taxes, if any, payable upon the transfer of securities from us to the Selling Agent(s); and the fees and expenses of the transfer agent, clearing firm and registrar for the shares; and FINRA filing fees .

(b) Regardless of whether the Offering is consummated, the Company also agrees to reimburse the Selling Agent for up to $25,000 of the Selling Agent’s outside counsel fees and expenses and for all other reasonable and documented out-of-pocket expenses; subject to any limitation imposed by FINRA rules, regulations or interpretations

4.7 Application of Net Proceeds. The section of the Offering Circular, “Use of Proceeds,” will indicate the intended uses of the net proceeds from the Offering. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

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4.8 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the final closing on the Offering, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) of the Regulations) covering a period of at least twelve consecutive months beginning after such final closing.

4.9 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Selling Agent) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.10 Accountants. The Company shall retain a nationally recognized independent certified public accounting firm after the Effective Date. The Selling Agent acknowledges that Ankit is acceptable to the Selling Agent.

4.11 Director and Officer Insurance. As of the Closing Date, the Company will have obtained director and officer insurance in an aggregate coverage amount of not less than $5,000,000, to be effective as of the Closing Date, under a form of insurance policy that is reasonably acceptable to the Selling Agent.

4.12 FINRA. The Company shall advise the Selling Agent (who shall make an appropriate filing with FINRA) if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

4.13 Electronic Offering Circular. The Company shall cause to be prepared and delivered to the Selling Agent, at the Company’s expense, promptly, but in no event later than one (1) Business Day from the effective date of this Agreement, an Electronic Offering Circular to be used by the Selling Agent(s) in connection with the Offering. As used herein, the term “Electronic Offering Circular” means a form of offering circular, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Selling Agent, that may be transmitted electronically by any other Selling Agents to offerees and purchasers of the Securities for at least the period during which an offering circular relating to the Securities is required to be delivered under the Act; (ii) it shall disclose the same information as the paper offering circular and offering circular filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Selling Agent, that will allow recipients thereof to store and have continuously ready access to the offering circular at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Offering Circular filed pursuant to EDGAR or otherwise with the Commission and in the Offering Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when an offering circular relating to the Securities is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Offering Circular.

5. Conditions of Selling Agent’ Obligations. The time and date of closing and delivery of the documents required to be delivered to the Selling Agent on the Closing Date shall be at to the offices of [_____________]. The several obligations of the Selling Agents, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and, as of each of the Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder, and (iv) the following conditions:

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5.1 Regulatory Matters.

5.1.1 Effectiveness of Offering Statement The Offering Statement shall be effective on the date of this Agreement, and, at each of the Closing Date, no stop order suspending the effectiveness of the Offering Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with.

5.1.2 FINRA Clearance. By the Effective Date, the Selling Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Selling Agent as described in the Offering Statement.

5.1.3 Exchange Stock Market Clearance. On the Closing Date, to the extent a notice filing is required under the listing rules, an applicable trading market shall have notified the Company that it has completed its review of the Offering of the Securities.

5.2 Company Counsel Matters. Reliance. In rendering any opinion, counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Selling Agent) of other counsel reasonably acceptable to the Selling Agent, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Selling Agent’s counsel if requested. Any opinion of Securities Counselors, Inc. shall include a statement to the effect that it may be relied upon by Selling Agent’s counsel in its opinion delivered to the Selling Agent.

5.2 Company Certificates.

5.2.1 Officers’ Certificate. At the Closing Date, the Selling Agent shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 5.4 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 3 hereof are true and correct. In addition, the Selling Agent will have received such other and further certificates of officers of the Company as the Selling Agent may reasonably request.

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5.2.2 Secretary’s Certificate. At each of the Closing Date, the Selling Agent shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying: (i) that the Certificate of Incorporation are true and complete, have not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

5.3 No Material Changes. Prior to and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company, except as set forth in the Offering Statement and the Offering Circular ; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Offering Statement and the Offering Circular and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and the Offering Statement and the Offering Circular and any amendment or supplement thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Offering Circular , in light of the circumstances under which they were made) not misleading.

5.4 Delivery of Agreements. On or prior to the Effective Date, the Company shall have delivered to the Selling Agent an executed copy of this Agreement and, on or prior to the Closing Date, the Company shall have delivered to the Selling Agent executed copies of the Lock-Up Agreement(s).

6. Indemnification.

6.1 Indemnification by the Company.

6.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Selling Agent and each dealer selected by the Selling Agent that participates in the offer and sale of the Securities and each of their respective directors, officers and employees and each person, if any, who controls within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each “Indemnified Person”), such Indemnified Person and the dealer, and the successors and assigns of all of the foregoing persons, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Indemnified Person and the Company or between such Indemnified Person and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Offering Statement and the Offering Circular (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 6, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in strict conformity with “Indemnified Persons’ Information” (as described in Section 3.3.1) furnished to the Company by the Selling Agent(s). The Company agrees promptly to notify the Indemnified Persons of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Offering Statement and the Offering Circular.

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6.1.2 Procedure. If any action is brought against an Indemnified Person or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1.1 or 6.1.2, such Indemnified Person shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Indemnified Person) and payment of actual expenses. Any delay in notice will not relieve the Company of any liability to an indemnified party, except to the extent that the Company demonstrates that the delay prejudiced the defense of the action. Any indemnified person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel which are incurred after the Company assumes the defense of the action shall be at the expense of such Indemnified Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company fails to assume the defense or to employ counsel to have charge of the defense of such action within a reasonable time after notice of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by such Indemnified Person in their sole discretion shall be borne by the Company and paid as incurred or, at the option of the indemnified party, advanced pursuant to Section 6.1.6.

Settlement. The Company will not effect any settlement of a proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party therein) unless the Company has given an Indemnified Person reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from any liabilities arising out of such proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, without that party’s prior written consent. Notwithstanding anything to the contrary contained herein, if an Indemnified Person shall conduct the defense of an action as provided in Section 6.1.3, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, except that if the Company is required to and nonetheless fails to reimburse or advance the expenses of such defense, then the Company shall be bound by any determination made in the action or by any compromise or settlement made by the indemnified party without the Company’s written consent, subject to the requirements of Section 6.1.5.

6.1.3 Settlement without Consent if Failure to Reimburse or Advance. If at any time an Indemnified Person shall have requested the Company to reimburse or advance to the indemnified party its fees and expenses, including those of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated by Section 6.1.4 effected without its written consent if (i) such [Goofy line alignment] settlement is entered into more than 60 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed or advanced to such Indemnified Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse or advance to such Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Company arising under this Section 6 to indemnify such Indemnified Person or the amount of such obligation, and the Company shall have notified such Indemnified Person of such good faith dispute prior to the date of such settlement.

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6.1.4 Advances. Notwithstanding any other provision hereof, the Company shall advance, to the extent not prohibited by law, all expenses reasonably anticipated to be incurred by or on behalf of an Indemnified Person in connection with any proceeding, whether pending or threatened, within fifteen (15) days of receipt of a statement or statements from such indemnified parties, or any of them, requesting such advances from time to time. This advancement obligation shall include any retainers of counsel engaged by indemnified parties. Any statement requesting advances shall evidence the expenses anticipated or incurred by the indemnified party with reasonable particularity and may include only those expenses reasonably expected to be incurred within the 90-day period following each statement. In the event some portion of the amounts advanced are unused, or in the event a court of ultimate jurisdiction determines that the indemnified parties are not entitled to be indemnified against certain expenses, the recipient shall return the unused or disallowed portion of any advances within thirty (30) days of the final disposition of any proceeding to which such advances pertain.

6.2 Indemnification of the Company. Each Selling Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Selling Agent(s), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Offering Circular, the Offering Statement and the Offering Circular or any amendment or supplement thereto or in any application, made in reliance upon and in strict conformity with the “Selling Agent Information” furnished by the Selling Agent(s) to the Company expressly for use in such Preliminary Offering Circular, the Offering Statement and the Offering Circular or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Offering Circular, the Offering Statement and the Offering Circular or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against a Selling Agent, such Selling Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to such Selling Agent, by the provisions of Section 6.1.3.

6.3 Contribution.

6.3.1 Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6 but is unavailable, then, and in each such case, the Company and the Selling Agent(s) shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Selling Agent(s), as incurred, in such proportions that the Selling Agent(s) are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Offering Circular bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.3.1, no Selling Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Selling Agent has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Selling Agents or the Company, as applicable, and each person, if any, who controls the Selling Agent or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Selling Agent(s) or the Company, as applicable.

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6.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

7. Additional Covenants.

7.1 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board, if applicable, comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of NASDAQ or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.1.1 Offerings with 120 Days. The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Selling Agent, it will not, for a period ending 120 days after the Effective Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock; (ii) file or cause to be filed any registration statement with the SEC relating to the offering by the Company of any shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of its capital stock. The restrictions contained in this Section 7.2 shall not apply to (i) the Securities sold in this offering, (ii) the issuance of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (iii) the issuance of any option to purchase or shares of the Company’s capital stock under any stock compensation plan of the Company outstanding on the date hereof or otherwise for compensatory purposes. For purposes of this Section 7.2, the Selling Agent acknowledges that disclosure in the Offering Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to such Selling Agent.

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8. Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective when the Company and the Selling Agent have executed the same and delivered counterparts of such signatures to the other parties.

8.2 Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market or NYSE MKT shall have been noticed for or actually suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or a substantial increase in existing major hostilities occurs, or (iv) if a banking moratorium has been declared by a New York State or federal authority or foreign authority which has a substantial disruptive effect on or adversely impacts the United States securities markets, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your reasonable opinion, make it inadvisable to proceed with the delivery of the Securities, or if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Selling Agent shall have become aware after the date hereof of such a Material Adverse Effect on the Company, or such adverse material change in general market conditions as in the Selling Agent’s good faith judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities or to enforce contracts made by the Selling Agents for the sale of the Securities.

8.3 Expenses. In the event that this Agreement shall not be carried out for any reason, the Company shall be obligated to pay to the Selling Agent its actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the actual and accountable reasonable out-of-pocket expenses related to its legal counsel, Selling Agent’s counsel), up to $25,000; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement 8.4.

8.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9. Miscellaneous.

9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed, or by electronic transmission via PDF, and shall be deemed given when so delivered or faxed and confirmed or transmitted or if mailed, two days after such mailing.

If to the Selling Agent: Alexander Capital

17 State Street--5th Floor

New York, NY 10004

Attn: Jonathan Gazdak Fax No.: (212) 687-5649

Copy to (which shall not constitute notice):

Peter DiChiara, Esq.

Carmel, Milazzo & DiChiara LLP

261 Madison Avenue, 9th Floor

New York, New York 10016

If to the Company:

Kinney L. McGraw

1900 E. Golf Road—Suite 950

Schaumburg, Illinois 60173

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Copy to (which shall not constitute notice):

Randall S. Goulding, Esq.

Securities Counselors, Inc.

1333 Sprucewood

Deerfield, Illinois 60615

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all terms and conditions of that certain engagement letter among the Company and Alexander Capital L.P., dated August ___, 2017 , shall remain in full force and effect.

9.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Selling Agent(s), the Company and the directors, officers and Controlling Persons referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Selling Agent(s).

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9.6 Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principles thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Selling Agent(s) and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Selling Agent(s) and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Selling Agent(s) mailed by certified mail to the Selling Agent’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Selling Agent(s), in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE OFFERING STATEMENT AND THEOFFERING CIRCULAR.

9.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non- compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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9.9 No Fiduciary Relationship. The Company hereby acknowledges that the Selling Agent is acting solely as a Selling Agent in connection with the Offering of the Securities. The Company further acknowledges that the Selling Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Selling Agent(s) act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Selling Agent(s) may undertake or have undertaken in furtherance of the Offering of the Securities, either before or after the date hereof. The Selling Agent on its own behalf [and on behalf of the Selling Agents], hereby each expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, the Selling Agent on its own behalf [and on behalf of the Selling Agents], agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Selling Agents to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Selling Agents with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

9.10 Enforcement of Agreement. The Company acknowledges and agrees that the Selling Agent(s) would be irreparably damaged if any of the Company’s covenants hereunder, including without limitations those set forth in Section 4, is not performed in accordance with its specific terms and that any such breach of covenant could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Selling Agent(s) may be entitled, at law or in equity, it shall be entitled to enforce any covenant of the Company hereunder by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent a breach or threatened breach by the Company of any such covenant, without posting any bond or other undertaking.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the understanding among the Selling Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

MCGRAW CONGLOMERATE CORPORATION

By: ________________________________________

Name: Kinney L. McGraw

Title: CEO

Confirmed as of the date first written above mentioned.

ALEXANDER CAPITAL L.P.

By: ________________________________________

Name: Jonathan Gazdak

Title: Managing Director – Head of Investment Banking

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SCHEDULE A

Lock-Up Party

Ken McGraw

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EXHIBIT A [Under Separate Cover]

Subscription Agreement

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EXHIBIT B [Under Separate Cover]

Lock-Up Agreement

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